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                                                                EXHIBIT 21.1

                       List of Subsidiaries of the Company
                                  Exhibit 21.1


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                NAME                                                 STATE OF INCORPORATION OR ORGANIZATION
----------------------------------------------                       --------------------------------------
Chancellor Capital                                                                   Nevada

Big Tyme Food Marts, Inc.                                                            Nevada

Nevada Housing Opportunities Manager, LLC                                            Nevada

RealNet Commercial Brokerage, Inc.                                                   Nevada

Maxim Homes, Inc.                                                                     Utah

Diamond Key Homes, Inc.                                                              Arizona

Diamond Key Construction, LLC                                                        Arizona

HomeBanc Mortgage Corporation                                                        Arizona

Levitz Plaza Manager, Inc.                                                           Nevada

Saxton Arizona Construction, Inc.                                                    Arizona

Saxton Nevada, Inc.                                                                  Nevada

Saxton Utah Construction                                                              Utah

Saxton Utah Inc.                                                                      Utah


All subsidiaries listed above are wholly-owned by Saxton Incorporated.